Exhibit 10.5

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

STATEMENT OF OPERATIONS (Income Statement)
The Statement of Operations is to be prepared on an accrual basis. The accrual basis of accounting recognizes revenue when it is realized and expenses when they are incurred, regardless of when cash is actually received or paid.

REVENUES	MONTH	CUMULATIVE -FILING TO DATE
Gross Revenues
Less: Returns and Allowances
Management Fees billable to Subsidiaries	1,300,000	13,170,579
COST OF GOODS SOLD
Beginning Inventory
Add: Purchases
Add: Cost of Labor
Add: Other Costs (attach schedule)
Less: Ending Inventory
Cost of Goods Sold
Gross Profit	1,300,000	13,170,579
OPERATING EXPENSES
Advertising
Auto and Truck Expense
Bad Debts
Contributions
Employee Benefits Programs	6,179	17,024
Officer/Insider Compensation*	80,166	468,884
Insurance	2,133	37,516
Management Fees/Bonuses
Office Expense
Outside and other services - no reorganization items	685	228,982
Repairs and Maintenance
Rent and Lease Expense	18,336	77,953
Salaries/Commissions/Fees	37,169	176,836
Supplies	924	21,226
Taxes - Payroll	3,820	28,408
Taxes - Real Estate
Taxes - Other		(28)
Travel and Entertainment	14,500	64,478
Utilities	3,858	21,611
Other (attach schedule)	4,413	236,234
Total Operating Expenses Before Depreciation	172,183	1,379,124
Depreciation/Depletion/Amortization	2,823	13,022
Net Profit (Loss) Before Other Income & Expenses	1,124,994	11,778,433
OTHER INCOME AND EXPENSES
Other Income(Loss) - Subsidiaries	1,091,653	(1,521,193)
Interest Expense	(67,615)	(366,239)
Other Expense (attach schedule)
Net Profit (Loss) Before Reorganization Items	2,149,032	9,891,001

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

REORGANIZATION ITEMS
Professional Fees	858,586	3,791,268
U. S. Trustee Quarterly Fees		4,875
Interest Earned on Accumulated Cash from Chapter 11 (see continuation sheet)
Gain (Loss) from Sale of Equipment
Other Reorganization Expenses (attach schedule)
Total Reorganization Expenses
Income Taxes
Net Profit (Loss)	$1,290,446	$6,094,858
*"Insider" is defined in 11 U.S.C. Section 101(31).

BREAKDOWN OF “OTHER” CATEGORY

OTHER COSTS
	None	None

OTHER OPERATIONAL EXPENSES
Filing fees	4,188	None
Misc	225
OTHER INCOME
	None	None

OTHER EXPENSES

OTHER REORGANIZATION EXPENSES
See MOR-6 "Bankruptcy Professionals"	858,586	3,791,268

Reorganization Items - Interest Earned on Accumulated Cash from Chapter 11:
Interest earned on cash accumulated during the chapter 11 case, which would not have been earned but for the bankruptcy proceeding, should be reported as a reorganization item.